Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Thomas Roger Sawyer, the Chief Executive Officer of Silverton Energy, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Annual Report on Form 10-K for the year ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Date: February 24, 2016
By:  /s/ Thomas Roger Sawyer
Thomas Roger Sawyer
Chief Executive Officer, Principal Executive Officer and Acting Principal Accounting Officer